                                                                   EXHIBIT 10.9
                          ASSET ACQUISITION AGREEMENT

     THIS ASSET ACQUISITION AGREEMENT ("Agreement") is made and entered into upon the 27th day of December, 1996 and shall be effective as of January 1, 1997, by and between IOMED, INC., ("Seller") and FILLAUER, INC., ("Purchaser").

                                  WITNESSETH:

     WHEREAS, Seller is a corporation, duly organized and existing under the laws of the State of Utah, owning and operating a research, development, manufacturing and selling division devoted to prosthetics and products derived therefrom known as "Motion Control" located at 3385 West 1820 South, Salt Lake City, Utah 84101 ("Location");

     WHEREAS, Purchaser is a corporation, duly organized and existing under the laws of the State of Delaware, and desires to purchase from Seller the assets of Motion Control;

     WHEREAS, Seller is willing to sell the assets of and associated with Motion Control to Purchaser;

     NOW, THEREFORE, in consideration of the mutual agreements, covenants, terms and conditions herein contained the parties hereto agree as follows:

                                   ARTICLE I.
                          Purchase and Sale of Assets

     1.1 Purchase and Sale of Assets. Subject to the terms and conditions set forth in this Agreement, Seller shall sell, transfer and convey to Purchaser, and Purchaser shall purchase and acquire from Seller, on the Effective Date (as hereinafter defined), the following tangible assets of the Seller used by Seller exclusively in the operation of Seller's Motion Control division (such assets, excluding, however, those listed in Section 1.3 hereof, collectively, the "Assets"), all said Assets being owned by Seller on the Effective Date:

            (a)  All Accounts Receivable as set forth on Schedule
                 1.1(a);

            (b) All inventory of materials, work in process, finished goods and overhead as set forth on Schedule 1.1(b);

            (c) All machinery, equipment, furniture and fixtures as set forth on Schedule 1.1(c);
            (d)  All demonstrators and loaners as set forth on
                 Schedule 1.1(e); and
            (e) All customer files and records as set forth on Schedule 1.1(f).

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     1.2 Transfer of Government Equipment.  The Seller has disclosed to the
Purchaser that Seller utilizes certain property and equipment owned by various governmental agencies and authorities in connection with the business of Motion Control. Such property and equipment is referred to herein as the "Government Equipment" and is more particularly described on Schedule 1.2 hereto. On or promptly after the Effective Date, the Seller will transfer control and possession of the Government Equipment to the Purchaser; provided, however, that the Seller makes no representation or warranty, whatsoever, concerning the right of the Purchaser to retain possession of or to continue to use the Government Equipment, and the Purchaser shall assume all risks associated with or attributable to its possession of and continued use of the Government Equipment. At the Purchaser's request, the Seller shall provide the Purchaser with reasonable assistance in connection with any efforts undertaken by the Purchaser to secure consents and approvals from the appropriate governmental agencies for the continued possession and use of the Government Equipment. The Seller shall have no obligation or liability to the Purchaser in regard to the Government Equipment except as specifically set forth in this paragraph 1.2, and it is specifically agreed that no adjustment in the Purchase Price (as hereinafter defined) for the Assets shall be required in the event the Purchaser is unable to continue to use all or any portion of the Government Equipment.

     1.3 Excluded Assets. Seller shall not sell or transfer and Purchaser shall not purchase or accept any of the property or assets used in connection with Motion Control which are set forth on Schedule 1.3 attached hereto and incorporated herein, and which are specifically excluded from the Assets (collectively, "Excluded Assets").

     1.4 Consideration for Tangible Assets. As consideration for the Assets purchased hereunder, Purchaser shall pay Seller the amount of One Million Dollars, (the "Purchase Price"). The Purchase Price shall be paid at the Signing (as hereinafter defined) by transfer of immediately available funds to an account designated by Seller.

     1.5 License Agreement. Purchaser and Seller have in good faith negotiated a License Agreement in the form attached hereto as Schedule 1.5 and incorporated herein by reference (the "License Agreement"), pursuant to which the Seller will authorize the Purchaser to utilize certain proprietary, intellectual property rights in connection with its continued operation of Motion Control. As provided in paragraph 1.9 hereof, the Seller and the Purchaser shall execute and deliver the License Agreement in connection with the Signing.

     1.6 Assumption of Obligations. Except as otherwise specifically provided herein, Purchaser shall assume no liability or obligation whatsoever arising out of or connected with the Assets or any other liabilities or obligations the Seller, except for those liabilities set forth on Schedule 1.6 attached hereto and incorporated herein ("Assumed Liabilities").

     1.7 UCC Searches. Purchaser, at Seller's expense, shall obtain a report of a recognized search firm of a search of the records of the Utah Secretary of State and the appropriate county Recorder of Deeds regarding financing statements and tax liens filed against the Assets and/or Seller in connection with the Assets, (the "UCC Search").

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                                  ARTICLE II.
                           Signing and Effective Date

     2.1 Time and Place. The execution and delivery of this Agreement (the "Signing") will take place on the 27th day of December, 1996, at the offices of Parsons, Behle & Latimer, located in Salt Lake City, Utah, at a time mutually agreeable to the parties. The transactions contemplated by this Agreement shall be effective upon January 1, 1997 (the "Effective Date").

     2.2 Seller's Obligation at Signing. At the Signing, Seller shall deliver or cause to be delivered to Purchaser executed counterparts of the following instruments of transfer and other documents in form and substance reasonably satisfactory to Purchaser's counsel, effectively vesting in Purchaser title to the Assets upon the Effective Date and evidencing compliance with the terms and conditions of this Agreement:

            (a)  A Bill of Sale conveying the Assets listed on
                 Schedule 1.1(a) through and including Schedule 1.l(e) to Purchaser and a General Assignment; and

            (b) Such other instruments of assignment, transfer, conveyance, endorsement, direction or authorization as will be sufficient or requisite to vest in Purchaser full, complete, legal and equitable right, title and interest in and to all the Assets to be acquired pursuant to this Agreement as may reasonably be requested by Purchaser's counsel; and

            (c)  The License Agreement; and

            (d)  A Temporary Use Agreement with Purchaser for
                 Purchaser's continued operation of the Motion Control operations at the Location, in the form of Schedule 2.2(d) (the "Use Agreement"); and

            (e) An Administrative Services Agreement, in the form of Schedule 2.2(e) hereto, pursuant to which the Seller shall provide the Purchaser with certain services in connection with the Purchaser's operation of the business of Motion Control (the "Administrative Services Agreement").

     2.3 Purchaser's Obligations at Signing. At the Signing, Purchaser shall deliver or cause to be delivered to Seller:

             (a) The sum of $1,000,000 in immediately available funds, by wire transfer, to an account designated by the Seller; and

             (b)  An executed counterpart of the License
                  Agreement; and

             (c)  An executed counterpart of the Use Agreement;
                  and

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             (d)  An executed counterpart of the Administrative
                  Services Agreement; and

             (e) An Assumption Agreement in form and substance reasonably satisfactory to Seller's counsel pursuant to which the Purchaser specifically assumes those obligations and liabilities of the Seller specified on Schedule 1.6 hereto.

     2.4 Possession of the Assets. On the Effective Date the Seller shall deliver possession and control of the Assets to the Purchaser, and the Purchaser shall assume possession and control thereof.

                                  ARTICLE III.
                         Representations and Warranties

     3.1 Representation and Warranties of Seller. Seller represents and warrants to Purchaser as follows:

            (a) Authorization. This Agreement has been duly authorized and approved by the Board of Directors of the Seller in accordance with State law. No other approval or authorization is necessary for Seller to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seller will not result in any breach of or conflict with any of the terms, conditions or provisions of the Articles of Incorporation or the Bylaws of Seller, any material agreement, indenture, mortgage, lease, license, research, development or other instrument by which Seller is a party or by which Seller is bound.

            (b)  Customer Files and Records.  To the knowledge of
                 Seller, the customer files and records specified on Schedule 1.1(e) contain materially complete records (including the names, addresses, and telephone numbers) of all customers of Motion Control for at least the twelve month period prior to the Effective Date.

            (c) Title to Assets. Seller has, and upon the execution and delivery by Seller at the Signing of the documents referred to in Section 2.2 hereof, Purchaser, upon the Effective Date, will be vested with, good and marketable title to the Assets, free and clear of all liens and charges of encumbrance, other than the Assumed Liabilities set forth on Schedule 1.6.

            (d) Litigation and Violations. No claim, litigation, investigation or other proceeding is pending, or to the best knowledge of Seller, threatened against Seller, which relates to or affects the Assets, or Motion Control, except as set forth in Schedule 3.1(d).

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            (e)  Employees.  None of the employees of Seller who
                 are identified on Schedule 3.1(e) (the "Motion Control Employees") are covered by or subject to any employment contract, collective bargaining agreement, union contract, labor agreement or conciliation agreement.

            (f)  Taxes.  For all periods prior to the Effective
                 Date, proper and accurate amounts have been withheld by Seller from the Motion Control Employees for all such periods to insure full and complete compliance with tax withholding provisions of applicable federal, State and local tax laws; proper and accurate federal, State and local tax returns have been filed by Seller for all periods for which returns were due with respect to sales, withholding, F.I.C.A. and unemployment taxes, in the amount shown thereunder to be due and payable and all such amounts have been paid in full. For all periods up to and including the Effective Date, Seller has duly filed or will file when due all federal, State and local tax returns and reports, and all tax returns and reports of all government units having jurisdiction with respect to taxes imposed on Seller which might create a lien or encumbrance on any of the Assets, which would be a valid and subsisting lien thereon after transfer thereof to Purchaser hereunder or affect adversely Purchaser's ability to operate the business of Motion Control through the use of the Assets after the Effective Date, and Seller has paid or will pay when due all such taxes shown thereon to be due and payable.

            (g) Employee Benefit Plans. Seller has no unfunded liabilities to the Motion Control Employees under any pension or other employee benefit plan. Seller, not Purchaser, shall make any required contribution to such plans as to the Motion Control Employees. Seller, not Purchaser, is legally responsible in regard to all matters involving such plans.

            (h) Binding Effect. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, or other laws affecting the rights of creditors generally.

     3.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:

            (a) Authorization. This Agreement has been duly authorized and approved by the Board of Directors of the Purchaser in accordance with State law. No other approval or authorization is necessary for Purchaser to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Purchaser will not result in any breach of or conflict with any of the terms,

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




                 conditions or provisions of the Articles of Incorporation or the Bylaws of Purchaser, any material agreement, indenture, mortgage, lease, license, research, development or other instrument by which Seller is a party or by which Purchaser is bound.

            (b) Binding Effect. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, or other laws affecting the rights of creditors generally.

                                  ARTICLE IV.
                       Covenants, of Seller and Purchaser

      4.1  Liability for Expenses.

            (a)  Seller.  With the exception of the Assumed
                 Liabilities, Seller shall be responsible for the payment of all liabilities incurred in connection with the operation of Motion Control up to the Effective Date and shall promptly pay all such obligations.

            (b) Purchaser. Purchaser shall be responsible for the payment of all liabilities incurred in connection with the operations of Motion Control from and after the Effective Date and shall promptly pay all such obligations. Additionally, the Purchaser shall be responsible for and shall promptly pay all of the Assumed Liabilities as set forth on Schedule 1.6.

     4.2 Seller's Maintenance of Insurance. Seller shall maintain appropriate insurance coverage which provides continuing coverage of its manufacturing and product liability up to the Effective Date. Seller shall provide evidence of such insurance to Purchaser upon request.

     4.3 Collection of Accounts Receivable. Except as specifically provided in the Administrative Services Agreement, the collection of all accounts receivable specified on Schedule 1.l(a), and of all accounts receivable arising on or after the Effective Date as the result of the Purchaser's operation of Motion Control, shall, on and after the Effective Date be the sole responsibility of Purchaser.

                                   ARTICLE V.
                              Condition of Assets

     5.1 AS-IS SALE. THE ASSETS BEING SOLD HEREUNDER ARE BEING SOLD AS-IS, AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OR FITNESS OF THE ASSETS.

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






                                  ARTICLE VI.
              Transition of Motion Control and Notice to Customers

     6.1 Seller's Obligations. Seller will use reasonable efforts to transfer the operations of Motion Control to Purchaser as soon as practicable following the Effective Date by appropriate means, including the following:

            (a) Notices to Customers. At Purchaser's direction and expense, Seller and Purchaser will jointly author notices to customers of Motion Control as soon as reasonably practical after the Effective Date, informing them of Seller's transfer of operations to Purchaser pursuant to the purchase and sale of Assets hereunder (the "Notices").

            (b)  Notices to Other Interested Parties.  At
                 Purchaser's direction and expense, Seller and Purchaser will jointly author notices to other interested parties of Motion Control as soon as reasonably practical after the Effective Date, informing them of Seller's transfer to Purchaser pursuant to the purchase and sale of Assets hereunder (the "Notices").

                                  ARTICLE VII.
                              Employees of Seller

     7.1 Termination. Effective at the close of business on December 31, 1996, Seller shall terminate the employment of all of the Motion Control Employees. On the Effective Date, Purchaser shall offer employment to all of the Motion Control Employees in the capacities, and for the compensation set forth opposite their respective names on Schedule 3. l(e) hereto. Additionally, the Purchaser shall provide the Motion Control Employees with benefits generally comparable to those provided by the Seller. Purchaser shall not assume any obligations and liabilities of Seller to any of the Motion Control Employees, including, without limitation, any liability or obligation for wages, bonuses, medical reimbursement, pension or profit sharing benefits, or any other liability or obligation whatsoever of Seller to such employees arising out of or in connection with their prior employment with Seller or with their termination as employees of Seller. The Purchaser will not terminate the employment of any of the Motion Control Employees, without good cause, for at least 90 days following the Effective Date.

                                 ARTICLE VIII.
                                Indemnification

     8.1 Survival. The representations, warranties and covenants of each party shall survive the Effective Date for a period of one year.

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





      8.2  Of Purchaser.

           (a)  Seller hereby agrees to indemnify and hold
                Purchaser harmless against each and every claim, demand, loss, liability, damage, or expense (including, without limitation, any settlement payment, reasonable attorneys' fees, and other expenses incurred in litigation or settlement or any claims) of whatever nature suffered by Purchaser or arising out of or in connection with (i) the conduct of the business of Motion Control up to the Effective Date (other than the Assumed Liabilities set forth on Schedule 1.6), and (ii) any material breach of warranty, covenant, or agreement or any material misrepresentation of Seller contained in this Agreement or in any Schedule or Exhibit attached-to or furnished pursuant to this Agreement any other document furnished or required to be furnished in connection with this Agreement or pursuant hereto.

           (b)  Seller hereby agrees to indemnify and hold
                Purchaser harmless against each and every claim, demand, loss, liability, damage, or expense, based on or rising out of environmental matters attributable to Seller's operation of its business, including Seller's use and occupation of the Location, including, without limitation, contamination or cleanup of contamination (also including, without limitation, any settlement payment, reasonable attorney's fees, and other expenses incurred in litigation or settlement of any claims) that may occur prior to the Effective Date.

      8.3  Of Seller.

            (a)  Purchaser hereby agrees to indemnify and hold
                 Seller harmless against each and every claim, demand, loss, liability, damage, or expense (including, without limitation, any settlement payment, reasonable attorney's fees, and other expenses incurred in litigation or settlement of any claims) of whatever nature suffered by Seller arising out of or in connection with (i) the conduct by the Purchaser of the business of Motion Control or the use of the Assets by Purchaser from and after the Effective Date, (ii) any material breach of warranty, covenant, or agreement or any material misrepresentation of Purchaser contained in this Agreement, or
                 (iii) the failure of the Purchaser to timely pay or otherwise satisfy its obligations in connection with the Assumed Liabilities, set forth on Schedule 1.6.

            (b) Purchaser hereby agrees to indemnify and hold the Seller harmless against each and every claim, demand, loss, liability, damage or expense, based on or arising out of environmental matters attributable to the Purchaser's operation of its business, including the business of Motion Control and the Purchaser use and occupation of the Location,

160475.1
                  including, without limitation, contamination or cleanup of contamination (also including, without limitation, any settlement payment, reasonable attorneys' fees and other expenses incurred in any litigation or settlement of any claims) that may occur on or after the Effective Date.

     8.4 Notice and Participation. Upon receipt of written notice of any claim or the service of a summons or other initial legal process upon it in any action instituted against it in respect of which indemnity may be sought under this Agreement, Purchaser, or Seller, as the case may be, shall promptly give written notice of such claim, or the commencement of such action, or threat thereof, to Seller or Purchaser, as the case may be. The party required hereunder to provide indemnification in regard to such claim or action shall assume the defense thereof, at its expense and with counsel of its choice.
Such party shall control the defense of such claim or action, as well as the terms of its settlement or other termination. The indemnified party shall be entitled, at its own expense, to participate in the defense of such claim or action, but such participation shall not include the right to control the defense or approve a settlement.

                                  ARTICLE IX.
                                Other Agreements

     9.1 License Agreement. Seller and Purchaser agree that the effectiveness of this Agreement shall be contingent upon the execution and delivery by both parties of the License Agreement.

     9.2 Use Agreement. Seller and Purchaser agree that the effectiveness of this Agreement shall further be contingent upon the execution and delivery by both parties of the Use Agreement.

     9.3 Administrative Services Agreement. The Seller and the Purchaser agree that the effectiveness of this Agreement shall further be contingent upon the execution and delivery by both parties of the Administrative Services Agreement.

                                   ARTICLE X.
                            Miscellaneous Provisions

     10.1 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses incurred by their own respective legal counsel, accountants, other experts and all other expenses incurred by such party incidental to the negotiation, preparation and execution of this Agreement.

     10.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their successors in interest; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other.

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





     10.3 Amendments. This Agreement may not be amended in whole or in part at any time except by a written instrument setting forth such changes and signed by each of the parties hereto.

     10.4 Entire Agreement. This Agreement, the Schedules and the Exhibits hereto, and the License Agreement, the Use Agreement and the Administrative Services Agreement set forth the entire understanding between the parties relating to the transactions described herein, there being no terms, conditions, warranties or representations, other than those contained herein, and no change or modification hereto shall be valid unless made in writing and signed by the parties hereto.

     10.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed-an original, but all of which shall constitute one and the same instrument.

     10.6 Governing Law. This Agreement shall be governed by the laws of the State of Utah.

     10.7 Headings. The headings contained herein are for reference only, are not a part of this Agreement and shall have no substantive meaning.

     10.8 Notices. All notices, requests or demands and other communications from any of the parties hereto to the other shall be sufficient and shall be deemed given, made or served, on personal delivery or seventy-two (72) hours after deposit with the U.S. Postal Service if sent by certified mail, postage prepaid, return receipt requested, to the other party at the address set forth below, or at any other address as any party may later designate by written notice.

        As to Purchaser:     Attn: President and Chief Operating Officer
                             FILLAUER, INC.
                             2710 Amnicola Highway
                             P.O. Box 5189
                             Chattanooga, TN 37406-0189

        with a copy to       Steven K. Bowling, Esquire
                             Shumate & Bowling
                             The Financial Center at Capital Place
                             9950 Kingston Pike, Suite 200
                             Knoxville, TN 37922

        As to Seller:        Attn: President and Chief Executive Officer
                             IOMED, INC.
                             3385 West 1820 South
                             Salt Lake City, Utah 84104


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


        with a copy to:        Robert C. Delahunty, Esquire
                               Parsons, Behle & Latimer
                               One Utah Center
                               201 South Main Street, Suite 1800
                               P.O. Box 46898
                               Salt Lake City, Utah 84145-0898

     10.9 Severability. If any portion or portions of this Agreement shall be, for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and carried into effect, unless to do so would clearly violate the present legal and valid intention of the parties hereto.

     10.10 Further Assurances. Seller agrees that after the Closing Date it will execute and deliver such further instruments of conveyance and transfer as Purchaser may reasonably request to effect the transfer of the Assets to Purchaser.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first written above.


            IOMED, INC.                FILLAUER, INC.



            By:                        By:
            -------------------------  -----------------------------
            Title:                     Title:
            -------------------------  -----------------------------
            SELLER'S FEIN: 87-0441272  PURCHASER'S FEIN: 62-1474076'



160475.1

                                SCHEDULE 1.1(a)



                              Accounts Receivable

                                                                 SCHEDULE 1.1(a)







                                 MOTION CONTROL
                            Division of Iomed, Inc.

                              ACCOUNTS RECEIVABLE

The attached schedule totaling **** represents the balance of the accounts receivable of Motion Control as of December 18, 1996 and subject to adjustments for cash receipts and sales activity through the end of business on December 31, 1996, represents the accounts receivable to be sold to the Purchaser pursuant to the Asset Acquisition Agreement effective January 1, 1997.

                                                                 SCHEDULE 1.1(a)



****

                                                               Schedule 1.1(a)
                                      ****

                                                                 SCHEDULE 1.1(a)


****

****

****

****

****

****

****

****

                                SCHEDULE 1.1(b)
                                ---------------

                   Inventory of Materials, Work-in-Progress,


                          Finished Goods and Overhead

                                                               SCHEDULE 1.1(b)



****

                                                               SCHEDULE 1.1(b)
                                                     RAW MATERIAL - INSPECTION


****

****

****

****

****

****

****

****

****

****

****

****

****

****

****

****

****

****

****

****

****

****

****

****

                                                                SCHEDULE 1.1 (b)
                                                                    FINISH GOODS





****

                                                           SCHEDULE 1.1 (b)
                                             OVERHEAD - WIP & FINISHED GOODS


                              IOMED, INC.
                       FY '96 OVERHEAD ALLOCATION
                   PROSTHETICS WIP & FINISHED GOODS

                                            RATE           OVERHEAD       OVERHEAD IN
                                         CALCULATION         RATE          INVENTORY
                                         -----------       --------       -----------
Total Prosthetics Indirect Costs              432,454
  Less: Arm 1A Project                        (95,654)
                                          -----------
     NET PROSTHETICS INDIRECT COSTS           336,800

Divided by:
  TOTAL DIRECT LABOR DOLLARS                  182,090
                                          -----------
                                                              $1.85
                                                           ========

DIRECT LABOR $ IN INVENTORY:
  Raw Material (WIP)                           37,224
  WIP                                           4,697
  Finished Goods                               13,965
                                          -----------
  Total Labor in Ending Inventory              55,885         $1.85           103,000
                                          ===========      ========       ===========

Revised allocation of overhead to Prosthetics based on Labor dollars in Inventory.

                                                       SCHEDULE 1.1(b)
                                          RAW MATERIAL - HOLD LOCATION


****

****

****

****

****

IOMED, INC.                                                     SCHEDULE 1.1(b)
WORK-IN-PROCESS - INTERNAL                                      WORK IN PROCESS
FOR PERIOD ENDED: DECEMBER 20, 1996

                                      ****

                                      ****

IOMED, INC.
WORK-IN-PROCESS-INTERNAL
FOR PERIOD ENDED: DECEMBER 20, 1996

                                      ****

                                SCHEDULE 1.1(b)

                                      ****

                                SCHEDULE 1.1(c)


                  Machinery, Equipment, Furniture and Fixtures

                                SCHEDULE 1.1 (c)

                  Motion Control - Asset Identification Sheet

                                      ****

                                SCHEDULE 1.1 (c)

                   Motion Control-Asset Identification Sheet

                                      ****

                                SCHEDULE 1.1.(c)

                  Motion Control - Asset Identification Sheet

Instruction:                                                  Dated: 11-19-96


                                      ****

                                  SCHEDULE 1.1

                  Motion Control - Asset Identification Sheet

Instruction:                                                     Dated: 11/19/96
                                      ****

                                SCHEDULE 1.1 (c)

                   Motion Control-Asset Identification Sheet


                                      ****

                                SCHEDULE 1.1(d)


                           Demonstrators and Loaners

                                SCHEDULE 1.1 (d)

                              DEMO INVENTORY LIST

                                 UTAH ARM DEMOS

     Arm#  Socket    Wrist     Flex Circuit   Hand Circuit   Hand  Glove  Plastic   Servopro  Batt Date Status
     ----- ------    -----     ------------   ------------   ----  -----  -------   --------  --------- ------
1    102   bad       no        servo          servo          left  good                                 Nelson Deluccia, Mar. 1997
2    193   good      yes       servo          h & w          left  good                       8/6/96
3    245   good      no        servo          servo          left  good                                 Brillinger, Nov. 1996
4    296   bad       no        no             no             left  good
5    312   good      no        servo          servo          right good              yes
6    340   clear     yes       h & w          new            right good              yes      7/29/96   Harold's arm
7    359   good      yes       servo          servo          left  good              yes
8    360   good      no        servo          servo          left  good              yes      8/2/96
9    391   good      no        servo          servo                good                       9/4/96
10   476   no        yes       no             no             left  no                         8/11/96
11   481   good      yes       servo          servo          right damaged           yes      7/20/96
12   550   no        yes       servo          servo          left  no                yes
13   583             no        servo          servo          left  good              yes
14   590             yes                      h & w          left  good
15   599   good      yes       servo          servo          right
16   734   no        no        servo          servo                                                     Bob Goodman-Field Trial

                                PROCONTROL DEMOS

1    P2    bad       yes       n/a            n/a            right good   n/a       n/a       n/a       Kansas University-Med. Ctr.
2    104   good      yes       n/a            n/a            right good   n/a       n/a       n/a
3    115   bad       yes       n/a            n/a            right good   n/a       n/a       n/a
4    479   good      yes       n/a            n/a            right good   n/a       n/a       n/a       Harold's arm
5    644   good      yes       n/a            n/a            right good   n/a       n/a       n/a

                                MYOLAB II DEMOS

1    263   n/a       n/a       n/a            n/a            n/a   n/a    n/a       n/a       n/a       In-House
2    270                                                                                                In-House
3    274                                                                                                In-House
4    287                                                                                                In-House
5    379                                                                                                Brillinger 12/96
6    391                                                                                                In-House
7    407                                                                                                Snyder L & B (rental)
8    431                                                                                                In-House
9    492                                                                                                RIC (rental)

                                SCHEDULE 1.1.(d)

                              DEMO INVENTORY LIST

       ARM#  SOCKET  WRIST  FLEX CIRCUIT  HAND CIRCUIT  HAND  GLOVE   PLASTIC  SERVOPRO   BATT DATE   STATUS

                                             MYOLAB II DEMOS

  10   546   n/a     n/a    n/a           n/a           n/a   n/a     n/a      n/a        n/a         In-House
  11   579                                                                                            In-House
  12   663                                                                                            In-House
  13   688                                                                                            KU Med Center 12/96
  14   702                                                                                            In-House
  15   703                                                                                            In-House
  16   704                                                                                            In-House
  17   705                                                                                            In-House
  18   706                                                                                            In-House
  19   720                                                                                            In-House
  20   731                                                                                            In-House
  21   738                                                                                            In-House
  22   771                                                                                            In-House
  23   804                                                                                            RIC (rental)
  24   805                                                                                            Precision O & P (rental)
  25   806                                                                                            High Tech. Therapy
                                                                                                      (consignment)
  26   810                                                                                            In-House
  27   811                                                                                            Riverside Pros. (Rental)

                                SCHEDULE 1.1(e)


                           Customer Files and Records

                                SCHEDULE 1.1(e)


                                MOTION CONTROL
                            Division of Iomed, Inc.


                           CUSTOMER FILES AND RECORDS




-- Utah Artificial Arm, ServoPro and ProControl Historic Sales Log

-- Customer Service Files.

-- International Customer Service Files.

-- NovaCare Files.

-- List of Prosthetists Trained in the Fitting of the Utah Artificial Arm.

-- Customer Order Files for the Fiscal Year to Date December 31, 1997.

                                  SCHEDULE 1.2


                              Government Equipment

                                  SCHEDULE 1.2

                                MOTION CONTROL
                            Division of Iomed, Inc.

                            GOVERNMENT OWNED ASSETS


Asset #             Description              Make                     Model               Comment
-------             -----------              ----                     -----               -------
0003                15" X 40" Lathe          Osama Sr.                SJ-15406            purchased under NIH overhead pool
0143                Prom Programmer          Parvus                   PRV-0339A-02        R&D asset
0144                6805 Series Emulator     Motorola                 68HC05PFB           R&D asset
0145                486 Computer w/17"       Compunet custom blt      486-100             R&D asset
                    NEC monitor

                                  SCHEDULE 1.3


                                Excluded Assets

                                  SCHEDULE 1.3

                                MOTION CONTROL
                            Division of Iomed, Inc.



                                EXCLUDED ASSETS



                                  DESCRIPTION

Corporate records

All accounting records

All customer invoice records

All accounts payable records

All cash receipt records

All personnel and payroll records

All administrative support equipment shared with Iomed including, copy machines, paper shredders, telephones and telephone systems, facsimile machines, common area network printers and scanners, postage meters and scales, automated manifest systems,

Common area inventory shelving, ladders, forklifts etc.

Common area cubicles and partitions

Network computer systems, software and software licenses (including 4th shift)

All Intangible assets, including but not limited to, Patens, Patents Pending, Trade names, Trademarks, Research and Development records, proprietary know-how including manufacturing, assembly and test processes, procedures, drawings, schematics, and test procedures

                                  SCHEDULE 1.5


                               License Agreement

                                  SCHEDULE 1.6


                              Assumed Liabilities

                                  SCHEDULE 1.6

                                MOTION CONTROL
                            Division of Iomed, Inc.

                              ASSUMED LIABILITIES

                                           SERIAL #'s       ESTIMATED # OF UNITS
DESCRIPTION                             FROM          TO       UNDER WARRANTY
2 year Limited Warranty Obligations
as outlined on Schedule 1.6(a)
(sales from 1/1/95 to 12/31/96)

Utah Arms                               #815          and
                                        #817         #966           151

ProControls                             #571
                                        #573
                                        #574          and
                                        #578         #732           158

Myolabs                               Not available                  42

EMG's                                 Not available                 611

2 year Limited Extended Warranty

Obligations as outlined on
Schedule 1.6(b) [Utah Arms,
ProControls and Servopro's only]

Utah Arms
     (sales from 1/1/95 to 12/31/96)   see above                Less than 10 units
     (sales from 1/1/93 to 12/31/96)    #816          and
                                        #697         #814       Less than 10 units
ProControls
     (sales from 1/1/95 to 12/31/96)   see above                Less than 10 units
     (sales from 1/1/93 to 12/31/96)    #576
                                        #577          and       Less than 10 units

                                SCHEDULE 1.6(A)


                    LIMITED WARRANTY FOR PROSTHETIC PRODUCTS

Seller warrants to Buyer that the equipment delivered hereunder will be free from defects in materials and manufacturing workmanship, that it will be of the kind and quality described and that it will perform as specified in Seller's written quotation. The preceding limited warranties shall apply only to failures to meet said warranties that appear within the effective period of this Agreement. THE EFFECTIVE PERIOD SHALL BE 2 YEARS (24 MONTHS) FROM THE DATE OF DELIVERY TO THE FITTING CENTER WHICH HAS PURCHASED THE COMPONENTS.

The conditions of any tests to determine failures to meet the above limited warranties shall be mutually agreed upon between Buyer & Seller. Seller must be notified of and may be represented at all tests that may be made. If any equipment fails to meet the foregoing limited warranties, Seller shall correct any such failure at Seller's option either by: 1) repairing any defective or damaged part, or parts; or, 2) by making available via collect shipment to the Buyer any necessary repaired or replacement parts or assemblies.

Except as set forth in any applicable patient indemnity, the foregoing limited warranties are exclusive and in lieu of all warranties, whether written, oral, implied or statutory. NO IMPLIED WARRANTY OR MERCHANTABILITY OR FITNESS FOR PURPOSE SHALL APPLY. Seller does not warranty any products of others where the Seller serves solely as a distributor or reseller, in particular the Otto Bock Hand, Otto Bock Greifer, Otto Bock Wrist Rotator or other devices not manufactured by Motion Control. The limited warranties and remedies set forth herein are conditioned: 1) upon inspection of the equipment by Motion Control or its representative before the initiation of the Limited Warranty, and verification that the equipment is in good working order and free of damage;
2) upon proper use and maintenance of the equipment and conformance with any applicable recommendations of Seller; 3) upon buyer promptly notifying Seller in writing within the Limited Warranty period of 2 years (24 months) of any defects; 4) upon the Buyer making the equipment available for correction, by prepaid shipment to the Seller at Seller's option; and, 5) upon receipt of the fees quoted at the time of the Agreement for the Limited Warranty. In no event shall Seller be liable for special or consequential damages.

THIS AGREEMENT DOES NOT INCLUDE:

1. Prosthetic services for fitting and maintaining the prosthesis made with the equipment;
2. Damage caused by neglect, misuse or improper operation by anyone other than the Seller;
3. Damage due to accident, fire, water, vandalism, unsuitable environmental conditions or replacement parts not approved or recommended by Motion Control;
4. Damage or defects occurring prior to the beginning of this Agreement, except as covered under a previous warranty agreement;
5. Modifications to the equipment which occur during the period of the Agreement except by mutual consent of the parties in writing, including payment of additional charges as specified by the Seller.

DETERMINATION OF THE DAMAGES OR DEFECTS TO BE COVERED UNDER THE LIMITED WARRANTY SHALL BE MADE BY MOTION CONTROL PERSONNEL.

Utah Artificial Arm or ProControl System # _______________________.

Battery Pack #'s _________ _________ _________ _________ _________.

Two Year (24 months's) Limited Warranty Beginning Date _____________________.
                                                       Month     Day    Year

                                  SCHEDULE 1.6

                    MOTION CONTROL LIMITED EXTENDED WARRANTY

               Allows you to provide a total of 4 years of limited warranty service:

COVERAGE:      Extends the usual coverage against failures in normal use, including circuit boards, motor, etc., for two years. Battery packs may be replaced under the warranty, after testing.

               -- Coverage is available for Motion Control manufactured products only. No warranty, express or implied, is provided for prosthetic services for fitting, repairing or adjusting a prosthesis, and is limited to repair and replacement of materials.

               -- Fitting centers may choose to offer their clients a ""service contract'' for a prosthesis, which includes prosthesis services, along with the Extended Limited Warranty. The details and pricing for this type of contract are up to each fitting center.

               -- Motion Control does not offer the extended limited warranty for other manufacturer's components, such as the Otto Bock Hand, Greifer, Wrist Rotator, etc.

PRICE:
               --   2 Year Warranty - Utah Artificial Arm............ $3000
               --   2 Year Warranty - ProControl..................... $ 640
               --   2 Year Warranty - ServoPro....................... $ 500


TERMS: For continuous coverage, the limited extended warranty must be purchased before expiration of the original two year warranty.

               -- If the initial warranty has expired already, an additional $235 for inspection/rework will be required for the Utah Arm. Components more than six months out of warranty will not be eligible for the limited warranty extension. Exceptions will be considered only on a case-by-case basis.

               -- Repairs which are not eligible for warranty service (i.e., occurring outside of normal usage, or occurring after expiration of the initial warranty) must be performed before the Extended Limited Warranty starts, and will be billed at the usual repair rates.

               -- Coverage may be purchased by the fitting center, prosthetist, arm user, or a third party agency.

REGISTER:      To register for the limited extended warranty, the prosthetist or the arm wearer must fill out the limited extended warranty agreement (provided to the prosthetist) and return it to Motion
               Control with a check or Purchase Order number; we will complete it an return a copy for your records. For a copy of the agreement, please contact Motion Control directly.

               We suggest that the extended limited warranty be arranged when the prosthesis is purchased to insure continuous warranty coverage.

                                SCHEDULE 2.2 (d)

                            TEMPORARY USE AGREEMENT

                            TEMPORARY USE AGREEMENT


        THIS TEMPORARY USE AGREEMENT ("Agreement") is entered on December 27, 1996 and shall be effective upon January 1, 1997, by and between Iomed, Inc., a Utah corporation ("Iomed"), and Fillauer, Inc., a Delaware corporation ("Fillauer"), with reference to the following:

        A. Iomed, through various of its divisions and departments, occupies approximately 17,986.94 square feet of office, manufacturing, assembly and warehouse space located at 3385-3395 West 1820 South, Salt Lake City, Utah ("Premises"), pursuant to the terms of a Lease Agreement ("Lease") dated March 1, 1994, between Iomed, as tenant, and Hayter Properties, Inc. ("Hayter"), as landlord. A copy of the Lease is attached hereto as Exhibit "A" and made a part hereof.

        B. Contemporaneous with the effectiveness of this Agreement, Iomed is selling its Motion Control division to Fillauer. The Motion Control division operates within the Premises and, to facilitate the smooth transfer of the Motion Control division from Iomed to Fillauer, Iomed and Fillauer have agreed that Iomed shall allow Fillauer to temporarily use a portion of the Premises in accordance with the terms of this Agreement.

        FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Iomed and Fillauer hereby covenant and agree as follows:

        1. Definitions. Unless otherwise indicated herein, all capitalized terms used in this Agreement shall have the definitions assigned to them in the Lease.

        2. Fillauer use Area. Iomed hereby consents to Fillauer's use of approximately 4,800 square feet of space within the Premises ("Fillauer Use Area"). The Fillauer Use Area shall not constitute specifically designated areas within the Premises, but shall be that portion of the Premises previously used by the Motion Control division in common with other departments and divisions of Iomed. Fillauer has inspected the Premises, including all equipment which is a part thereof, and accepts the Premises in the condition it is in at the time of the commencement of the this Agreement, without any representation expressed or implied on the part of Iomed or its agents as to the condition of the Premises.

        3. Use Period. Fillauer's right to use the Fillauer Use Area shall commence on and as of the effective date of this Agreement ("Commencement Date"), and shall end on August 31, 1997, unless sooner terminated pursuant to this Agreement or the Lease. Fillauer shall have the right to cease using the Fillauer Use Area by providing Iomed with at least 30 days prior written notice. If Fillauer continues to use the Fillauer Use Area after August 31, 1997, Fillauer shall do so on a month to month basis.

        4. Use Payment. As consideration for its right to use the Fillauer Use Area, Fillauer shall pay to Iomed $5,600.00 per month ("Use Fee"). The
Use Fee shall be paid in advance on the first day of each and every month during the use period, without deduction or offset. If the Commencement Date is not the first day of a month, the Use Fee due on the Commencement Date shall be a prorata share of a full month's Use Fee. Fillauer shall be in default under this Agreement if any Use Fee payment is not made by the fifth day of the month it is due.

        5. Use. The Fillauer Use Area shall be used solely for uses permitted by the Lease.

        6. Assignment; Subletting. Fillauer shall not assign this Agreement nor the right to use the Fillauer Use Area, in whole or in part, and shall not permit Fillauer's interest in this Agreement or the Fillauer Use Area to be vested in any third party by operation of law or otherwise. Notwithstanding the foregoing, Fillauer may assign its rights hereunder to Motion Control, Inc., a Delaware corporation and wholly owned subsidiary of Fillauer. Such assignment shall not modify or limit the duties or obligations of Fillauer under this Agreement.

        7. Subordination. This Agreement is subject and subordinate to the Lease. Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions in the Lease shall be applicable to this Agreement with the same force and effect as if Iomed were the landlord under the Lease and Fillauer were the tenant thereunder; and in case of any breach hereof by Fillauer, Iomed shall have all the rights against Fillauer as would be available to the landlord against the tenant under the Lease if such breach were by the tenant thereunder.

        8. Fillauer's Right. Notwithstanding anything to the contrary contained herein, the only services or rights to which Fillauer is entitled under this Agreement are those to which Iomed is entitled under the Lease.

        9. Insurance. During the term of this Agreement, Iomed shall keep and maintain in full force, at its sole cost and expense, the insurance required by the Lease. During the term of this Agreement, Fillauer shall keep and maintain in full force, at its sole cost and expense, (i) worker's compensation insurance in a form and amount required by Utah law, and
(ii) insurance against loss or damage to Fillauer's equipment, personal property and any improvements owned by Fillauer and located within the Premises.

        10. Hold Harmless. Fillauer shall neither do nor permit anything to be done which would cause the Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the landlord under the Lease, and Fillauer shall indemnify and hold Iomed and Hayter harmless from and against all claims of any kind whatsoever by reason of any breach or default on the part of Fillauer by reason of which the Lease may be terminated or forfeited.

        11. Lease. Fillauer represents that it has read and is familiar with the terms of the Lease.

        12. Taxes and Utilities; Maintenance; Services. All taxes, assessments and utilities for the Fillauer Use Area shall be paid by Iomed. Fillauer shall keep the Fillauer Use Area in good condition and repair throughout the term of this Agreement.

        13. Surrender. Upon the expiration or earlier termination of this Agreement, Fillauer shall deliver the Fillauer Use Area to Iomed in the same condition as of the date hereof, reasonable wear and tear excepted.

        14. Notices. Any notice or demand which either party may or must give to the other hereunder shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

               To Iomed:                     Iomed Inc.
                                             3385 West 1820 South
                                             Salt Lake City, Utah 84104
                                             Attention: President

               To Fillauer:                  Fillauer Inc.
                                             2710 Amnicola Highway
                                             P.O. Box 5189
                                             Chattanooga, TN 37406-0189
                                             Attention: President

Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

        15. Successors and Assigns. The covenants and agreements herein contained shall bind and inure to the benefit of Iomed and Fillauer, and their respective executors, administrators, successors and permitted assigns.

        IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.


                                        IOMED:

                                        Iomed Inc.,
                                        a Utah corporation


                                        By:____________________________________

                                        Print Name:____________________________

                                        Title:_________________________________


                                        FILLAUER:

                                        Fillauer, Inc.,
                                        a Delaware corporation


                                        By:____________________________________

                                        Print:_________________________________

                                        Title:_________________________________

                                  EXHIBIT "A"
                                      TO
                            TEMPORARY USE AGREEMENT

                                     LEASE

 THE LEASE AGREEMENT REFERENCED IN THE FOREGOING INSTRUMENT IS ATTACHED HERETO.

                                LEASE AGREEMENT

        THIS LEASE AGREEMENT, modifying and amending that certain Lease Agreement dated June 7, 1991, is executed in duplicate as of this 1st day of March, 1994, between HAYTER PROPERTIES, INC., a Utah corporation ("Landlord"), and IOMED, INC., a Utah corporation ("Tenant").

                                  WITNESSETH:
        In consideration of the mutual covenants and agreements of the parties hereinafter set forth, it is agreed as follows:

        1. LEASED PREMISES. Landlord has and does hereby lease to Tenant, the entire premises, including all appurtenances and improvements located at 3385-3395 West 1820 South, Salt Lake City, Utah, comprised of approximately 17,986.94 square feet of office, manufacturing, assembly and warehouse space, for the term and upon the rental, conditions and covenants as the parties herein set forth.

        2. TERM. The term of this lease shall be seventeen (17) months, commencing March 1, 1994, and ending at midnight, August 31, 1995. Tenant shall have the option to extend this lease for two (2) successive one-year options (option periods) upon giving landlord six months prior written notice. All terms and conditions for the option periods shall be the same as the initial term, as provided herein, except that the rent for said option periods shall be as set forth in paragraph 3 below.

        3. RENT. Rent hereunder shall be comprised of a base rent, payable as set out in paragraphs 3(a) and 3(b), plus property taxes and insurance, payable as set out in paragraph 3(c):

               (a) BASE RENT OVER INITIAL TERM: Tenant agrees to pay as base rent to Landlord the sum of One Hundred Ten Thousand Five Hundred and No/100 Dollars ($110,500.00) payable at the rate of Six Thousand Five Hundred and No/100 Dollars ($6,500.00) per month over the initial lease term;

               (b) BASE RENT OVER OPTION PERIODS: The base rent payable during the option periods shall be as follows:

                       (1) For the first option period (September 1, 1995 to August 31, 1996), the sum of Eighty Thousand Six Hundred Forty and no/100 Dollars ($80,640.00), payable at a monthly rate of Six Thousand Seven Hundred Twenty and No/100 Dollars ($6,720.20) over the option period; and

                       (2) For the second option period (September 1, 1996 to August 31, 1997), the sum of Eighty-One Thousand Fifty-Nine and 20/100 Dollars ($81,059.20), payable at a monthly rate of Six Thousand Seven Hundred Fifty-Three and 05/100 Dollars ($6,921.60) over the option period.

               (c) SUPPLEMENTAL MONTHLY RENT: In addition to base rent, Tenant shall pay, monthly, over the lease term, an amount equal to one-twelfth of the annual real property taxes and assessments and one-twelfth of the yearly insurance premiums for insurance procured by Landlord under paragraph 16(a) of the Lease. Tenant's monthly supplemental payments shall be adjusted in January of each year for the twelve months following, based, at Landlord's option, either on the total of the previous year's real property taxes, assessments and insurance premiums actually paid, or based on escrow amounts required of Landlord by Landlord's Lender. In either event, Tenant's responsibility for taxes, assessments, insurance payable as supplemental monthly rent shall not be greater than or less than one hundred percent (100%) of the total of taxes, assessments, and insurance premiums actually paid by Landlord.

               (c) All rent shall be paid in legal tender of the United States, deposited to the account of Hayter Properties, Inc., at First Security Bank of Utah, account no. 051-017-9856, or at such other place or by such other method as landlord may direct in writing. Each payment hereunder is due on the first day of each calendar month of the term herein.

        4. AUTHORIZED USES. Tenant shall use the leased premises to conduct business in medical and consumer product research, development and manufacturing, and for no other purposes without the written consent of Landlord first being had and obtained, which consent shall not be unreasonably withheld or delayed. All such use shall be subject to restrictions of applicable zoning ordinances and restrictions and all relevant codes, laws and statutes.

        5. PROHIBITED USES. Tenant will not keep, use or sell, or allow to be kept, used or sold in or about the leased premises, any article or material which is prohibited by law or which would render the fire insurance policies in force with respect to the premises void or voidable. Tenant will further strictly observe all environmental laws and regulations, together with all other laws and regulations governing the storage of toxic substances and will not dispose of such substances on or near the leased premises.

        6.     REPAIR AND CARE OF BUILDING.

               (a) Tenant will not commit any waste of the demised premises, nor shall it use or permit the use of the premises in violation of any present or future law of the United States or of the State of Utah, or in violation of any municipal ordinance or regulation applicable thereto.

               (b) Tenant agrees to keep and maintain the interior and exterior of the building and all the improvements on the premises and the grounds, including sprinklers, landscaping and asphalt surfacing, in good condition and repair, and, at its cost, to effect any necessary repairs to the electrical wiring, heating, ventilation, air conditioning and plumbing systems, and to clean and paint the interior and exterior of the leased premises as the same may or might be necessary in order to maintain said premises in a clean, attractive and sanitary condition. Tenant shall keep all driveways reasonably free from ice and snow and shall maintain all lawns and landscaping, except as hereinafter expressly set forth. Any alterations or improvements to the leased premises shall become the property of Landlord at the expiration or sooner termination of the lease, except as herein otherwise provided.

               (c) Tenant agrees to repair all damage to the premises, including any damage to foundation, roof or structure, resulting from acts of the Tenant or Tenant's representatives. Except for Tenant's maintenance obligations contained in paragraphs 6(b) and 6(c), Landlord agrees to maintain the roof and the structure and foundation of the building in good condition and repair. Tenant shall promptly notify Landlord of any repairs to roof, structure or foundation arising from other than acts of Tenant or Tenant's representatives and which Tenant believes are necessary. Landlord, at its discretion, and from time to time as it receives notice of needed repairs within the scope of its obligation, as Landlord, may request and authorize Tenant to obtain bids and to contract directly for any such necessary repairs and to credit the cost of such repairs against lease payments due hereunder. Absent such specific authorization, however, or unless otherwise agreed in writing, Tenant shall have no authority to undertake repairs for or on behalf of Landlord or to otherwise credit lease payments for the costs of any repairs.

               (d) Landlord and Tenant acknowledge that the roof on the premises is approaching the end of its serviceable period and may require replacement prior to the expiration of the lease period and option period hereunder. Landlord therefore agrees to undertake responsibility for repair and maintenance thereof as outlined in subparagraph (c) above. To that end, Tenant agrees to keep Landlord reasonably advised, in writing, of the condition of the roof and to allow representatives of Landlord reasonable access thereto, for purposes of inspection, repair or replacement, as Landlord may, in its discretion, require. Landlord will be responsible for the costs of roof replacement caused by other than alterations, installations or other acts by Tenant or Tenant's representatives.

        7. ERECTION OF PARTITIONS, FIXTURES AND OTHER APPURTENANCES; ALTERATIONS AND CONSTRUCTION.

               (a) Tenant shall have the right to erect at Tenant's sole cost and expense such temporary partitions, including office partitions, and to alter partitions and to erect shelves, bins, fixtures, machinery, electrical fixtures, additional lights and wiring and other trade appliances, all as may be necessary to facilitate the handling of Tenant's business. With the exception of open office modules, movable partitions, tools, machinery, specialized environmental control systems, deionized water systems, specialty production and plumbing fixtures and other specialty manufacturing fixtures, any such partitions or fixtures installed by Tenant shall remain with the leased premises and become the property of Landlord upon expiration of the lease. Damage caused by removal of tools and machinery shall be repaired by Tenant so as to return the premises to the condition and configuration existing before installation of said fixtures.

               (b) Tenant, at its own cost or expense, may make such additional alterations in the building as Tenant may reasonably require to conduct its business, subject to the following conditions: (i) no such improvements may materially alter the basic character of the building or existing improvements or weaken any structure of the premises; (ii) all such construction shall be done in good and workmanlike manner and in accordance with plans and specifications having the prior written approval of Landlord, which consent shall not be unreasonably withheld; (iii) all such construction shall be done free of any liens for labor or materials; and (iv) Tenant shall indemnify, save hold Landlord harmless from, and defend Landlord against, and loss, liability, damage or lien resulting from such construction.

        8. ERECTION AND REMOVAL OF SIGNS. Tenant shall have the nonexclusive right to place suitable signs on the leased premises in areas designated by Landlord for the purpose of identifying Tenant or otherwise indicating the nature of the business carried on by the Tenant in said premises; provided, however, that such signs and their locations shall be in keeping with other signs in the district where the leased premises are located, and shall be subject to the prior approval of

Landlord, which shall not be unreasonably withheld. Damage to the leased premises caused by the removal of such signs shall be repaired by Tenant.

        9. GLASS. Tenant agrees to replace all glass broken or damaged during the term of its lease with glass of the same quality as that broken or damaged.

        10. RIGHT OF THE ENTRY BY LANDLORD. Tenant at any time during the term of this lease shall permit inspection of the demised premises during normal business hours by Landlord or Landlord's agents or representatives for the purpose of ascertaining the condition of the demised premises. One Hundred Eighty (180) days prior to the expiration of this lease, Landlord may post suitable notice on the demised premises that the same are "for sale" or are "for rent or lease" and may show the premises to prospective tenants or purchasers at reasonable times. Landlord shall not, however, thereby unnecessarily interfere with the use of the demised premises by Tenant.

        11. PAYMENT OF UTILITIES. Tenant shall pay all charges for water, heat, gas, sewer, electricity, telephone and any and all other utilities used on the leased premises.

        12. PAYMENT OF TAXES AND OTHER ASSESSMENTS. Tenant shall pay the general real property taxes, as well as all other taxes, assessments, license fees and charges related to the leased premises or incidental to the conduct of Tenant's business on the leased premises during the term of this lease, including taxes on Tenant's personal property situated on the premises; provided, however, that Tenant may contest or dispute any such tax, or the amount thereof, upon providing sufficient surety for the payment thereof. Taxes shall be paid on to Landlord as part of the monthly rental payments as provided in paragraph 3(b) above.

        13. ASSIGNMENT AND SUBLETTING. Neither this lease nor any interest herein may be assigned by Tenant voluntarily, or by operation of law, without the prior written consent of Landlord, and neither all nor any part of the leased premises shall be sublet by Tenant without the prior written consent of Landlord. However, Landlord agrees not to withhold or delay its consent unreasonably. Landlord further agrees not to withhold or delay its consent to an assignment if the proposed assignee's financial standing and responsibility at the time of the proposed assignment is sufficient to give Landlord reasonable assurance of the payment of all rents and other amounts required under this lease, and of compliance with all of the terms, covenants, provisions, and conditions hereof. Upon such assignment, Tenant shall be released from all liability arising or accruing hereunder after the effective date of the assignment, provided that the assignee shall execute, acknowledge and deliver to Landlord an assumption agreement, in form and substance satisfactory to Landlord in the good faith exercise of its reasonable judgement, whereby such assignee agrees to observe, perform, and keep all of the terms, provisions, covenants and conditions required to be observed, performed and kept as tenant hereunder.

        14. DAMAGE, DESTRUCTION OR CONDEMNATION. If the demised premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord, to the extent of available insurance proceeds, shall promptly repair all such damage and restore the demised premises without expense to Tenant, subject to delays due to adjustment of insurance claims, strikes and other causes beyond Landlord's control. If such damage or destruction shall render the premises untenantable in whole or in part, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired and the premises restored, unless such damage or destruction shall have been caused or actively contributed to by Tenant, its agents, servants, employees, invitees or licensees, in which case the rent shall not be abated to any extent whatsoever, If the damage or destruction shall be so extensive as to require the substantial rebuilding (i.e., expenditure of fifty percent (50%) or more of replacement cost) of the building or buildings on the demised premises, Landlord may elect to terminate this lease by written notice to Tenant given within thirty (30) days after the occurrence of such damage or destruction. If in the judgment of Landlord such damage or destruction cannot be repaired and restored within ninety (90) days from date of destruction, Tenant shall have the right to terminate this lease upon written notice given within thirty (30) days following such date of destruction, providing that, Tenant shall have no right of termination if such damage or destruction has been caused or actively contributed to by Tenant, its agents, servants, employees, invitees or licensees. In the event of condemnation, by any governmental authority, of the leased premises or such part thereof as shall substantially impair the ability of Tenant to conduct its business, this lease and the obligations of the parties hereto shall terminate as of the date of occupancy by such governmental authority. All proceeds and awards of condemnation, whether received or judgment of any court, shall be exclusively paid to and owned by Landlord, who shall have the sole right to negotiate and conclude a settlement of the condemnation award or to litigate such award, in its sole discretion, provided, however, that Tenant shall be entitled to make claim in its own name to the condemning authority for the value of loss of business (to the extent that it does not reduce Landlord's award) and for the costs of relocating its business and of any moveable furniture, items of personal property, and other items belonging to Tenant that can be removed from the premises without in anyway altering or damaging the lease premises.

        15. INJURIES AND PROPERTY DAMAGE. Tenant agrees to indemnify, hold harmless and defend Landlord from any and all claims of any kind or nature arising from Tenant's use of the demised premises during the term hereof, except for such claims that may arise by virtue of the acts of Landlord, its agents or contractors, and Tenant hereby waives all claims against Landlord for damages to goods, wares or merchandise or for injury to persons in and upon the premises from any cause whatsoever, except such as might result from the negligence of Landlord to perform its obligations hereunder within a reasonable time after notice in writing by Tenant requiring such performance by Landlord.

        16.    INSURANCE.

               (a) Landlord shall procure and keep in force fire and extended coverage insurance insuring Landlord and Tenant against loss of, or damage to, the building or other improvements on the demised premises, such insurance shall be equivalent to the replacement value of the building on the date of this lease as is agreed. The agreed value of the building for these purposes and as of the date hereof, is $775,000, exclusive of the land. Said policy shall include an endorsement or term requiring the amount of such insurance to be increased on a regular basis to maintain the insurance in an amount equal to the value of the building.

               (b) Tenant shall procure and keep in force insurance against loss of or damage to Tenants improvements or betterments, trade fixtures, furnishings, equipment, machinery, inventory and contents, which is caused by fire and other casualties. Such insurance shall be underwritten by a responsible insurance company or companies qualified to do business in the State of Utah and such insurance shall be in an amount equal to the full replacement value of such building and other improvements. Such insurance shall cover: (1) loss or damage by fire; (2) loss or damage arising from the normal extended coverage perils which presently are windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke; (3) loss or damage arising from vandalism and malicious mischief; and (4) if the premises contain a fire sprinkler system, damage resulting from sprinkler leakage or malfunction. Landlord (and, at Landlord's option, the lender interested under any mortgage or similar instrument then affecting the demised premises) shall be named as an insured on each such policy. The proceeds of insurance in case of loss or damage to the demised premises shall be paid to Landlord to be applied on account of the obligations of Landlord to repair and/or rebuild the Premises pursuant to Section 14 hereunder. Tenant shall pay one-twelfth of the cost of insurance purchased by Landlord each month with its rental payment.

               (c) Tenant agrees to secure and keep in force throughout the lease term, at Tenant's own cost and expense, comprehensive general liability insurance covering Tenant against death, bodily or personal injury or property damage in the combined single limit amount of at least Five Hundred Thousand Dollars ($500,000.00). Such insurance coverage shall include a contractual liability endorsement covering Tenant's obligations of indemnity for death, bodily injury to persons and damage to property set forth in Section 15 hereof and a personal injury endorsement covering such wrongful acts as false arrest, false imprisonment, malicious prosecution and libel and slander. Tenant shall require any contractor of Tenant performing work within the demised premises to maintain workmen's compensation or similar insurance required by law and comprehensive general liability insurance including contractor's liability covering with broad form property damage endorsement.

               (d) All insurance for Tenant is responsible under this lease shall be effected under enforceable policies issued by insurers either
(i) approved by Landlord, or (ii) having a key guide general policy holders' rating of "B+" or above and a financial category rating of "Class XI" or above in the most recent edition of "Best's Insurance Reports" and a copy of the policy or a certificate of insurance shall be delivered to Landlord on or before the commencement date of this lease. Each policy shall provide by its terms that it is noncancellable except upon twenty (20) days prior written notice to Landlord. At least twenty (20) days prior to the expiration date of any policy, the original renewal policy, a binder for such insurance or an effective certificate of insurance, shall be delivered by Tenant to Landlord evidencing compliance with the provisions of this Section 16. All policies shall name Landlord, Landlord's lender(s), and Tenant as insureds. All policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. All such policies shall contain a provision that Landlord, although named as insured, shall nevertheless be entitled to recover under such policies for any loss occasioned to it, its servants, agents, and employees by reason of the negligence of Tenant.

               (e) Landlord hereby waives, and Tenant hereby waives, any rights it may have against the other party on account of any loss or damage
(i) to the demised premises and its contents and (ii) arising from any risk generally covered by fire and extended coverage insurance. Tenant and Landlord shall obtain a clause or endorsement in the policies of such insurance which Landlord and Tenant obtains in connection with the demised premises to the effect that the insurer waives, or shall otherwise be denied, the right of subrogation against the other party for loss covered by such insurance. It is understood that such subrogation against the other party for loss covered by such insurance. It is understood that such subrogation waivers may be operative only as long as such waivers are available in the State of Utah and do not invalidate any such policies. If such subrogation waivers are allegedly not operative in the State of Utah notice of such fact shall be promptly given by Tenant to Landlord.

               (f) Any mortgage lender interested in any part of the demised premises may, at Landlord's option, be afforded coverage under any policy required to be secured by Landlord or Tenant hereunder, by use of a named mortgagee's endorsement to the policy concerned.

        17. SURRENDER OF PREMISES. Tenant agrees to surrender up the leased premises at the expiration, or sooner termination, of this lease, or any extension thereof, in the same condition, or as altered pursuant to the provisions of this lease, ordinary wear, tear and damage by the elements excepted.

        18. QUIET ENJOYMENT. If and so long as Tenant pays the rent reserved by this lease and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the demised premises, subject however, to the terms of this lease, and Landlord will warrant and defend Tenant in the enjoyment and peaceful possession of the demised premises throughout the term of this lease.

        19. WAIVER OF COVENANTS OR CONDITIONS. It is agreed that the waiving of any of the covenants or conditions of this lease agreement by either party shall be limited to the particular instance and shall not be deemed to waive any other breaches of such covenant, condition, or any provision herein contained.

        20.    DEFAULT (OTHER THAN IN PAYMENT OF RENT).

               (a) If Tenant shall fail or otherwise default in the fulfillment of any of the covenants and conditions hereof except default in payment of rent, Landlord may, at its option, after thirty (30) days' prior written notice to Tenant, make performance for Tenant and for that purpose advance such amounts as may be necessary. Any amounts so advanced or any expense incurred or sum of money paid by Landlord by reason of the failure of Tenant to comply with any covenant, agreement, obligation or provisions of this lease or in defending any action to which Landlord may be subject by reason of any such failure or any reason of this lease or in defending any action to which Landlord may be subject by reason of any such failure or any reason of this lease, shall be deemed to be additional rent for the leased premises and shall be due and payable to Landlord on demand. The receipt by Landlord of any installment of fixed rent or of any additional rent hereunder shall not be a waiver of any other rent then due.

               (b) If Tenant shall default in fulfillment of any of the covenants or conditions of this lease (other than the covenants for the payment of rent or other amounts) and any such defaults shall continue for a period of thirty (30) days after notice, then Landlord may, at its option, terminate this lease by giving Tenant notice of such termination and, thereupon, this lease shall expire as fully and completely as if that day were the date definitely fixed for the expiration of the term of this lease and Tenant shall then quit and surrender the leased premises. If such default cannot be remedied within the period of thirty (30) days by use of reasonable diligence, then such additional time shall be granted as may be necessary, provided Tenant takes immediate action on receipt of the notice and proceeds diligently to remedy the default.

        21. DEFAULT IN RENT, INSOLVENCY OF TENANT. If Tenant shall: (i) default in the payment of the rent reserved hereunder, or any part thereof, or in making any other payment therein provided for, and any such default shall continue for a period of fifteen (15) days after the date when payable; (ii) abandon or vacate the leased premises or any part thereof; (iii) be dispossessed therefrom by or under any authority other than Landlord; (iv) file a voluntary petition in bankruptcy; (v) be subjected to any petition to institute any involuntary proceeding under any insolvency or bankruptcy act or a composition with creditors or if a receiver or trustee shall be appointed for Tenant through involuntary bankruptcy proceedings, including an attempted assumption of this lease by said trustee under Section 365 of Title 11, United States Code, which condition is not abated or discharged by Tenant within sixty (60) days; or,
(vi) admit in writing its inability to pay its obligations generally as they become due; or (vii) if the leasehold estate created hereby shall be taken on execution or by any process of law and not abated, discharged or redeemed by Tenant within sixty (60) days; or (viii) by word or action, indicate a clear intent not to continue with performance of this lease; then Landlord may, as its option, take any or all of the following actions, without further notice or demand of any kind to Tenant, or to any guarantor of this lease, or to any other person:

               (a) Landlord may immediately reenter and remove all persons and property from the leased premises, storing such property in a public place, warehouse, or elsewhere for the account of, and at the risk of Tenant, all without service of notice or resort to legal process (unless required by law) and without being deemed guilty of, or liable in, trespass, forcible entry or in damages resulting from such reentry and removal. No such reentry or taking possession of the leased premises by Landlord shall be construed as an election on its part to terminate this lease unless a written notice of such intention is given by Landlord to Tenant. All property of Tenant which is stored by Landlord pursuant hereto may be redeemed by Tenant within thirty (30) days after Landlord takes possession thereof upon payment to Landlord in full of all obligations then due from Tenant to Landlord hereunder and of all costs incurred by Landlord in moving such property and providing such storage. If Tenant fails to redeem such property within said thirty (30) day period, Landlord may sell such property in any reasonable manner and shall apply the proceeds of such sale actually collected first against the costs of moving, storage and sale and then against any other obligation due from Tenant under this lease with any remaining surplus being remitted to Tenant.

               (b) Landlord may relet the leased premises or any portion thereof at any time or from time to time and for such term or terms and upon such conditions and at such rentals as are reasonably prudent under the circumstances. Whether or not the leased premises, or any portion thereof, are relet by Landlord, Tenant shall pay to Landlord all amounts required to be paid by Tenant hereunder up to the date that Landlord removes Tenant from the leased premises, and thereafter Tenant shall pay to Landlord, until the end of the term, the amount of rent and other amounts required to be paid by Tenant pursuant to this lease. Such payments by Tenant shall be due at such times as are provided elsewhere in this lease, and Landlord need not wait until the termination of this lease, through expiration of the term or otherwise, to recover such payments by legal action or in any other manner. If Landlord relets the leased premises, or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder, except that Landlord shall apply the rent or other proceeds actually collected by it as a result of such reletting (i) against the costs of removing Tenant and its property, (ii) against the costs of reletting including the cost of clean-up, repair or modification of the leased premises and the fee of any realtor, (iii) against any amount due from Tenant hereunder to the extent that such rent or other proceeds compensate Landlord for the nonperformance of any obligation of Tenant hereunder and (iv) any residue shall be held by Landlord and applied in payment of future rent as such may become due and payable hereunder. Landlord may execute any lease made pursuant hereto in its own name, and the tenant thereunder shall be under no obligation to control or monitor the application by Landlord of any rent or other proceeds paid to Landlord thereunder nor shall Tenant have any right to collect any portion of such rent or other proceeds. Landlord shall not by any reentry or other act be deemed to have accepted any surrender by Tenant of the leased premises, or any portion thereof or Tenant's interest therein, or be deemed to have otherwise terminated this lease, or to have relieved tenant of any obligation hereunder, unless Landlord shall have given tenant express written notice of Landlord's election to do so. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this lease for any previous breach by Tenant.

               (c) Landlord may collect by suit or otherwise, without reletting the leased premises, each installment of rent or other sum as it becomes due hereunder, or enforce, by suit or otherwise, any other covenant or obligation which is required to be performed by Tenant or cure any default on behalf of Tenant and thereafter bill Tenant for the reasonable costs so incurred.

               (d) Landlord may terminate this lease by written notice to Tenant. In the event of such termination, Tenant agrees to immediately surrender possession of the leased premises. Such termination shall not relieve Tenant of any obligation hereunder which has accrued prior to the date of such termination and Landlord may recover from Tenant all damages it has incurred by reason of Tenant's breach, including the cost of recovering the leased premises, reasonable attorneys' fees, and the worth (or present value) at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved under this lease for the remainder of the stated term over the then rental value of the leased premises for the reminder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. The "worth or present value" shall be determined by using an interest rate of ten percent (10%) per annum or the legal rate permitted by law, whichever is lower. In determining the amount of rent reserved under this lease subsequent to such termination, the rent which would have been paid for each year of the unexpired term shall be deemed to equal the average yearly minimum, percentage and additional rents paid by Tenant hereunder from the commencement date to the time of default.

        22. FAILURE TO PERFORM COVENANT. Any failure on the part of either party to this lease to perform any obligation hereunder, and any delay in doing any act required hereby shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any other similar cause beyond the control of the party so failing to perform, to the extent and for the period that such cause continues, save and except that provisions of this paragraph shall not excuse a nonpayment of rent or other sums on due date.

        23. TIME. Time is of the essence of this lease and every term, covenant and condition herein contained.

        24. LIENS. Tenant agrees not to permit any lien for moneys owing by Tenant to remain against the leased premises for a period of more than thirty
(30) days. Should any such lien be filed and not released or discharged within that time, unless Tenant shall contest the same and provide sufficient surety for the payment thereof, Landlord may, at Landlord's option (but without any obligation to do so), pay or discharge such lien and may likewise pay and discharge any taxes, assessments or other charges against the leased premises which Tenant is obligated hereunder to pay and which may or might become a lien on said premises. Tenant agrees to repay any such sums so paid by Landlord upon demand therefor, together with interest at the rate of eighteen percent (18%) per annum from the date any such payment is made.

        25. NOTICES. Any notice required or permitted to be given hereunder shall be deemed sufficient, if given by a communication in writing, by United States mail, postage prepaid, and addressed as follows:

If to Landlord, at the following address:

               Hayter Properties, Inc.
               c/o David W. Slaughter, Esq.
               Snow, Christensen & Martineau
               10 Exchange Place, Eleventh Floor
               P.O. Box 45000
               Salt Lake City, Utah 84145-5000

If to Tenant, at the following address:

               IOMED, Inc.
               Attn: Stephen H. Ober, President
               3385 West 1820 South
               Salt Lake City, Utah 84104

        With a copy thereof to

               Robert C. Delahunty
               Parsons Behle & Latimer
               201 South Main Street, Suite 1800
               P.O. Box 11898
               Salt Lake City, Utah 84147-0892

        26. RIGHTS OF SUCCESSORS AND ASSIGNS. The covenants and agreements contained in the within lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective successor in interest and legal representatives, except as expressly otherwise provided hereinbefore.

        28.    SECURITY.

               (a) Concurrently with execution hereof, Tenant will provide to Landlord, an Irrevocable Letter of Credit in the amount of Twelve Thousand Dollars ($12,000.00), issued in favor of Landlord, in form and by a financial institution acceptable to Landlord, as security for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this lease. Said Irrevocable Letter of Credit shall be maintained or renewed over the entire period of this lease, and over any option period. If tenant defaults in respect of any of the terms, provisions, covenants and conditions of this lease, including but not limited to payment of rent, and renewal of the Letter of Credit, Landlord may, but shall not be required to, issue its draft against said Letter of Credit, and may use, apply or retain the whole or any part of said security for the payment of any rent and additional rent in default or for any other sum which Landlord may expend or be required to expend by reason of Tenant's default, including any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this lease, and after the time fixed as the expiration of the demand term, including any renewal options that are exercised by tenant and after the removal of Tenant and surrender of possession of the demised premises to Landlord, the Irrevocable Letter of Credit, or any balance thereof, shall be surrendered. Whenever and as often as the amount of the security held by Landlord shall be diminished by Landlord's application thereof, Tenant shall, within 10 days after Landlord's request therefor deposit additional security in a form permissible hereunder, with Landlord sufficient to restore the security to its original amount of $12,000.00. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security, or the remaining balance thereof, Landlord may return the security to the original Tenant, regardless of one or more assignments of the lease itself. In case of a sale or transfer of the fee of the demised premises, or any cessation of Landlord's interest therein, whether in whole or in part, Landlord may assign its rights under the Irrevocable Letter of Credit, or may require that said Irrevocable Letter of Credit be reissued to the benefit of the succeeding owner of the demised premises and from and after such assignment or transfer, Landlord shall be relieved of all liability with respect thereto. The provisions of the preceding sentence shall apply to every subsequent sale or transfer of the fee of the demised premises, and any successor of Landlord may, upon a sale, transfer, or other cessation of the interest of such successor in the demised premises, whether in whole or in part, assign over any unapplied part of said security to the successor owner of the demised premises and shall thereupon be relieved of all liability with respect thereto.

               (b) Tenant may at any time substitute, in whole or in part, for such Irrevocable Letter of Credit, cash, bonds of the United States Government, or other securities satisfactory to Landlord, provided the amount of such cash or the market value of such bonds or securities, shall at all times aggregate at least $12,000.00. Such cash, bonds or securities shall be held by Landlord subject to all the rights and obligations hereinabove set forth with respect to the Irrevocable Letter of Credit. Whenever and as often as the aggregate market value of any such bonds, securities and cash falls below said sum, either by drop in market value or by Landlord's application thereof, Tenant shall deliver additional cash, bonds or securities of the character hereinabove mentioned in order that Landlord shall at all times have, for the purposes in this Article set forth, cash, bonds and securities of the aggregate market value of at least $12,000.00. During such time as no default in the payment of rent and/or other money payments shall exist under this lease, any income from the Certificate of Deposit and/or such bonds and securities shall be paid to Tenant promptly after the receipt thereof but whenever any such default shall exist the entire income from such bonds or securities shall be added to the funds so held by Landlord. At any time or times when, pursuant to the provisions of this Article, Landlord shall be entitled to apply any of the aforesaid cash, Landlord is hereby irrevocably authorized, without further notice, to sell the whole or any part of said bonds or other securities for such purposes at prices deemed proper by Landlord, which sale may be public or private, and Tenant hereby consents that Landlord may become the purchaser at any such sale. Landlord shall be authorized to deduct from the proceeds of any such sale the reasonable expenses thereof, including attorney's fees. Should Tenant's limitation hereunder exceed the amount of the security, Tenant shall remain responsible for any additional amounts.

               (c) Absent a default, the security deposit shall be returned or released to Tenant at the expiration of the lease term or of any extension thereto granted or exercised hereunder and upon full and complete satisfaction by Tenant of all covenants and obligations hereunder, except that, at Landlord's own sole option and upon written notice to Tenant, Landlord may apply any cash held as security deposit against the final month's lease payment due hereunder, plus applicable tax and insurance payments ("Remaining Rent"). If the cash security is not sufficient to pay the Remaining Rent in full, Tenant shall promptly pay any additional amounts required.

        28. SURRENDER OF PREMISES. At the expiration of this lease, Tenant shall surrender the leased premises in the same condition as existed on the commencement date of this lease, approved alterations and reasonable wear and tear excepted. Before surrendering the leased premises, Tenant shall remove all of its personal property and trade fixtures and such alterations or additions to the leased premises made by Tenant as may be specified for removal by Landlord, and shall repair any damage caused by such property or the removal thereof and shall leave the leased premises in a clean and orderly condition. If Tenant fails to remove its personal property and fixtures on or prior to the expiration date of this lease, Landlord may either (i) deem such to be abandoned in which case it shall become the property of Landlord or (ii) remove and dispose of such at Tenant's expense. On or prior to the expiration date of this lease, Tenant shall surrender to Landlord all keys to the leased premises.

        29. HOLDING OVER. Any holding over after the expiration of the term hereof shall be construed to be a tenancy from month to month at the rents in effect on such expiration date (prorated on a monthly basis) and on the other terms and conditions herein set forth except for those which are inconsistent with a month to month tenancy. Landlord reserves the right to adjust base rent amounts payable monthly over the period of any such month-to-month tenancy, on advance notice of not less than thirty (30) days.

        30. ATTORNEYS' FEES. If either party to this lease is required to initiate or defend litigation in any way connected with this lease, the prevailing party in such litigation in addition to any other relief which may be granted, whether legal or equitable, shall be entitled to reasonable attorney fees. If either party to this lease is required to initiate or defend litigation with a third party because of the violation by the other party of any term, provision or obligation contained in this lease, then the party so litigating shall be entitled to reasonable attorneys' fees from the other party to this lease. Attorneys' fees shall include attorneys' fees on any appeal, and in addition a party entitled to attorneys' fees shall also be entitled to all other reasonable costs for investigating such action, taking depositions and the discovery, travel, and all other necessary costs incurred in such litigation. All fees due hereunder shall be paid whether or not any such litigation is prosecuted to judgement.

        31. PAST DUE SUMS. If Tenant fails to pay, when the same is due and payable, any minimum rent, additional rent, or other sum required to be paid by it hereunder, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate of one and one-half percent (1-1/2%) per month, for an annual rate of eighteen percent (18%).

        32. GOVERNING LAW; VENUE. This lease shall be deemed to have been executed in Salt Lake City, Utah, and the laws of the State of Utah shall govern the validity, performance and enforcement of any obligation contained herein. Should either party institute a legal suit or action for enforcement of any obligation contained in this lease, it is agreed that the venue of such suit or action shall be in the County of Salt Lake, State of Utah.

        33. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of an amount less than is due hereunder shall be deemed to be other than payment towards or on account of the earliest portion of the amount then due, nor shall any endorsement or statement on any check or payment (or any letter accompanying any check or payment) be deemed an "accord and satisfaction" (or payment in full), and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such amount or pursue any other remedy provided herein.

        34. ALL PRIOR AGREEMENTS SUPERSEDED. This lease modifies and replaces, as of August 1, 1993, all prior leases and agreements executed between the parties hereto, which leases are void and unenforceable as of the first day of the lease term hereunder.

        IN WITNESS WHEREOF, the parties hereto caused these presents to be executed the day and year first above written.


LANDLORD:                              TENANT:
HAYTER PROPERTIES, INC.                IOMED, INC.



By   /s/ M. HAYBER                      By  /s/ ROBERT J. LOLLINI
     ----------------------------           -------------------------------

 Its Company Secretary                  Its Vice President and CFO
     ----------------------------           -------------------------------

                                                                 SCHEDULE 2.2(e)

                       Administrative Services Agreement

                                                                 Exhibit 2.2 (e)

                       ADMINISTRATIVE SERVICES AGREEMENT

This Administrative Services Agreement (the "Agreement"), dated as of January 1, 1997, is made by and between Iomed, Inc., a Utah corporation ("Iomed") and Fillauer, Inc., a Delaware corporation (the "Company").

WHEREAS, pursuant to that certain Asset Acquisition Agreement and that certain License Agreement between the Company and loomed, both of even date herewith, the Company has purchased and licensed from Iomed certain assets of Iomed's Motion Control Division and

WHEREAS, in furtherance of the objectives of the parties pursuant to these transactions, the Company and Iomed desire to enter into this Agreement in order to provide for the provision by Iomed to the Company certain administrative services in connection with the conduct of the business of the Motion Control Division by the Company, all on the terms and subject to the conditions set forth herein.

NOW THEREFORE, the Company and Iomed agree as follows:

1. Services Provided by loomed. During the term of this Agreement, in connection with the Company's conduct of the business of the Motion Control Division, Iomed agrees to provide the Company with the following support services, in a manner consistent with current practices, policies and its conduct of the business prior to the date hereof (collectively the "Administrative Services"):

PURCHASING / RECEIVING AND MATERIALS MANAGEMENT:

        -- Placement of orders for raw materials pursuant to properly authorized purchase orders submitted by the Company.
        -- Track and follow-up on orders placed.
        -- Receive all incoming raw materials and match to PO and submit documentation for payment.
        -- Provide MRP and other inventory stock status reports on a monthly basis.
        -- Allow access to 4th Shift MRP, manufacturing order tracking, and inventory tracking functions.
        -- Allow access to 4th shift Standard Cost modules, including Bill of
           Material functions.
        -- Assist in physical inventory.
        -- Process shipping transactions.

ADMINISTRATIVE ASSISTANCE:
        -- Telephone/reception service (at Iomed West location only) scheduled access to conference room facilities.
        --  Distribution of both internal and external mail.
        -- Access to copy, fax and postage machines, scanners, network printers etc. At Iomed West facility only.
        -- Access to human resource consultation, recruiting assistance and personnel records maintenance.

ACCOUNTING SERVICES:
        --  Access to 4th Shift for customer order processing.
        -- Customer invoicing pursuant to sales orders submitted by the Company.
        --  Application of cash receipts to customer accounts.
        -- Maintenance of the aging and assistance in the collection of accounts receivable.
        -- Process accounts payable for all vendor invoices approved by the Company.
        --  Maintain vendor accounts payable records and aging.
        -- Preparation of accounts payable checks for signature by authorized Company employees.
        --  Assistance in the establishment of bank accounts as needed.
        -- Assistance in the monthly reconciliation of established bank accounts.
        --  Issue monthly financial reports
        -- Provide other financial reports as reasonably requested by the Company.
        --  Maintain fixed asset and depreciation records.
        -- Process payroll and make all necessary withholding tax payments. -- Process and make all necessary sales and use tax payments.
        --  Review and match all expense reports.
        --  Maintain independent accounting records and files.

2. Standard of Care. IOMED shall provide all Administrative Services in compliance with applicable law, and in a manner and of a quality consistent with the analogous services carried out by Iomed in connection with its operation of the business of Motion Control prior to the date hereof. Iomed does not undertake any special or fiduciary duties to the Company in connection with the performance of the Administrative Services, and its conduct shall not be judged by or subject to any such special standards.

3. Compensation. In consideration for the Administrative Services, the Company shall pay IOMED each month an amount equal to $4,200 for personnel and overhead costs. In addition, IOMED shall charge to the Company, any direct out of pocket costs incurred in connection with the provision of such services directly to the Company (including, but not limited to printing costs for invoices, checks, purchase orders, stationary, postage, files etc.)

4. Invoices Payment Terms. IOMED shall charge the Company once each month for Administrative Services rendered hereunder, and each such invoice shall be payable in full by the Company within thirty (30) days of the invoice date. Each invoice submitted by IOMED shall be accompanied by reasonably detailed records, including, where applicable, original invoices or copies thereof, supporting the out of pocket costs being submitted to the Company for payment.

5. Term. Unless otherwise agreed to in writing, the term of this Agreement shall commence on the date hereof and shall terminate on June 30, 1997; provided, however, that upon thirty (30) days written notice to the other party; a) the Company shall have the right to terminate this Agreement in whole or in part and b) Iomed shall have the right to terminate this Agreement in whole or in part upon failure of the Company to make any payment pursuant to the provisions of paragraph 4 hereof. Notwithstanding anything to the contrary contained herein, the obligation of the Company to pay for Support Services rendered under this Agreement prior to a termination shall survive any such termination.

6. Relationship of the Parties. In providing the Administrative Services, Iomed shall be deemed, for all purposes, to be an independent contractor. Neither this Agreement nor the provision of the Administrative Services shall be deemed or construed to create between Iomed and the Company the relationship of principal and agent, joint venturers, co-partners, employer or employee, master or servant, or any other similar relationship.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Utah, without reference to its conflict of law rules.

8. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, three (3) business days after mailing by certified or registered mail, return receipt requested and postage prepaid, and one (1) business day after transmittal by overnight courier.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10. Waiver. No waiver of any provision of this Agreement or any right or obligation of any party hereunder shall be effective unless set forth in a writing, specifying such waiver, signed by the party against which such waiver is being enforced. Any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

11. Entire Agreement: Amendments. This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior oral or written communications, representations, understandings or agreements existing between the parties with respect to such subject matter. This Agreement may not be amended, in whole or in part, except by a writing, specifying such amendment, signed by both parties.

12. Assignment. Neither the rights nor obligations of any party under this Agreement may be transferred or assigned, directly or indirectly, without the prior written consent of the other party, which consent will not be unreasonably withheld; provided, however, that each party may freely assign its rights and obligations hereunder to any Affiliate. As used in this Agreement, "Affiliate" means, with respect to any person, a person controlling, controlled by or under common control with such person, and "control" means ownership of a majority of the outstanding voting securities of such person.

13. Attorney's Fees. If any legal action is brought for the enforcement of this Agreement in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in such action or proceeding, in addition to any other relief to which it amy be entitled.

14. Binding Agreement. The terms of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

                                       IOMED, INC., a Utah corporation

                                       By:
                                          --------------------------------
                                       Its:
                                           -------------------------------


                                       FILLAUER, INC., a Delaware corporation

                                       By:
                                          --------------------------------

                                       Its:-------------------------------

                                SCHEDULE 3.1(d)

                                   LITIGATION

                                SCHEDULE 3.1(d)


                                 MOTION CONTROL
                            Division of Iomed, Inc.


                             LITIGATION PROCEEDINGS


-- None.

                                SCHEDULE 3.1(e)

                            Motion Control Employees

                                SCHEDULE 3.1(e)

                            MOTION CONTROL EMPLOYEES


LAST NAME     FIRST NAME      POSITION                          BASE PAY (1)
---------     ----------      --------                          -----------

AU            CHAU            TECHNICIAN 1, ELECTRONIC          ****
BLANDING      TERRY           ASSEMBLER, LEAD ELECTRO-MECH      ****
COOPER        LYNNETTE        ASSEMBLER 2, ELECTRO-MECH         ****
DENNIS        RHONDA          CO ORDINATOR, REPAIRS             ****
HATHAWAY      SUSANNE         ASSEMBLER 2, ELECTRO-MECH         ****
HAYS          KEVIN           TECHNICIAN 3, ELECTRONIC          ****
KUNZ          STEVEN          MACHINIST, PRINCIPAL              ****
LAITINEN      LYNNE           ASSEMBLER 2, ELECTRO-MECH         ****
LINDER        JAMES           MACHINIST, ASSOCIATE              ****
RIVERA        CAESAR          TECHNICIAN 3, ELECTRONIC          ****
RUTLAND       MONIQUE         AST, ADMIN-MOTION CONTROL         ****
SUBHANI       TARIQ           TECHNICIAN 2, ELECTRONIC          ****
WHITE         HAROLD          TECHNICIAN 2, ELECTRONIC          ****



LAST NAME     FIRST NAME      POSITION                          BASE PAY (2)
---------     ----------      --------                          -----------

DYCK          ARTHUR          DIRECTOR, PRODUCTION/TECHNICAL    ****
IVERSEN       EDWIN           ENGINEER, DEVELOPMENT             ****
SEARS         HARDOLD         VP & GM, MOTION CONTROL           ****

(1) Plus bonus potential for hourly employees in an amount consistent with that previously attained under employment with Iomed.

(2) Plus bonus potential and other benefits as set forth in the individual offer letters dated 10/15/96 presented to the respective employees.